  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On October 9, 2015, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") entered into Amendment No. 2 to the Dealer Manager Agreement and Participating Dealer Agreement (the "Amendment") with Griffin Capital Securities, Inc., the Registrant's dealer manager, and Griffin Capital Essential Asset Advisor II, LLC, the Registrant's advisor, related to the Registrant's public offering (the "Offering"). The Amendment amends certain portions of the Dealer Manager Agreement and the Participating Dealer Agreement to remove references to the Registrant's shares of Class A common stock and add references to the Registrant's shares of Class T common stock. The Registrant's board of directors approved ceasing the offering of shares of Class A common stock from the Offering, effective October 30, 2015, and approved the corresponding allocation of shares in the Offering such that the Registrant will offer up to approximately $1.8 billion in shares of Class T common stock in the primary offering, effective November 2, 2015.
The foregoing summary of the material terms of the Amendment is qualified in its entirety by the Amendment, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01     Regulation FD Disclosure

On October 9, 2015, the Registrant sent a letter to registered representatives announcing that beginning after October 30, 2015, the Registrant will reallocate the shares registered in the Offering and, commencing on such date, will no longer offer shares of Class A common stock in the Offering. A copy of the letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01    Other Events

Reallocation of Shares in Public Offering

On October 1, 2015, the Registrant's board of directors approved ceasing the offering of shares of Class A common stock in the Offering, effective October 30, 2015, and approved the corresponding allocation of shares in the Offering such that the Registrant will offer up to approximately $1.8 billion in shares of Class T common stock in the primary offering, effective November 2, 2015. Class A common stock subscriptions must be received by the Registrant's transfer agent, DST Systems, in good order on or prior to October 30, 2015. All funds for non-qualified accounts must be received by November 6, 2015 to be processed and all funds for qualified accounts must be received by November 30, 2015 to be processed.

As of September 30, 2015, the Registrant had sold approximately $206 million in shares of Class A common stock in the Offering.

Amendment and Restatement of the Distribution Reinvestment Plan

On June 16, 2015, the Registrant's board of directors voted to amend and restate the Distribution Reinvestment Plan (the "DRP") to include references to shares of Class T common stock, in conjunction with the decision to commence offering shares of Class T common stock. The amended and restated DRP will be effective as of October 19, 2015. A copy of the amended and restated DRP is attached as Exhibit 4.1 hereto.

Item 9.01    Exhibits

(d)     Exhibits.

1.1	Amendment No. 2 to Dealer Manager Agreement and Participating Dealer Agreement, dated October 9, 2015

4.1	Amended and Restated Distribution Reinvestment Plan

99.1	Letter to registered representatives dated October 9, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: October 9, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary